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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K/A-1

                          Current Report
                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

                  Date of Report: November 22, 1996


BLACKHAWK BANKCORP, INC.

                            WISCONSIN


  0-18599                                 39-1659424 (I.R.S. Employer
(Commission File No.)                                Identification No.)

                         400 Broad Street
                         Beloit, WI 53511

                          (608) 364-8911

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Item 7.  Financial Statements and Exhibits
Exhibit 99.1
Filed herewith is the amended merger agreement and stock purchase agreement for the previously reported transaction to be consumated April 30, 1997.
                      AMENDED
                 MERGER AGREEMENT

           This Agreement and Plan of Reorganization (the "Agreement") dated as of November 6, 1996, is entered into by and among Blackhawk Bancorp, Inc., a Wisconsin corporation (hereinafter referred to as "Blackhawk"), Blackhawk Acquisition Corp., an Illinois corporation and wholly owned subsidiary of Blackhawk (hereinafter referred to as Acquisition Corp.), Rochelle Bancorp, Inc., an Illinois corporation (hereinafter referred to as "Rochelle") and Roch-elle Savings and Loan Association, an Illinois Savings association (hereinafter referred to as "Savings").

                     RECITALS
A. Blackhawk is a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956 and owns one hundred percent (100%) of the issued and outstanding stock of Blackhawk State Bank, a state bank organized under the laws of the State of Wisconsin (hereinafter referred to as "Blackhawk Bank"). Blackhawk also owns one hundred percent of the issued and outstanding stock of Acquisition Corp. Blackhawk's principal office is located at 400 Broad Street, Beloit, Wisconsin 53511.

B. Rochelle is a savings and loan holding company registered with the Office of Thrift Supervision under the Home Owner's Loan Act, as amended, and owns one hundred percent (100%) of Rochelle Savings and Loan
Association, savings and loan association organized under the laws of the State of Illinois ("Savings"). Its principal office is located at 422 Cherry Street, Rochelle, Illinois 61068. Savings owns 100% of a subsidiary corporation, RSL, Inc., an Illinois corporation. RSL, Inc. owns 50% of Midland Financial Corporation which in turn owns 100% of Midland Acceptance Corporation. When used herein, the term "Savings" includes such subsidiary corporations, unless the context otherwise requires.

C. At least a majority of the entire Boards of Directors of Blackhawk, Acquisition Corp., Rochelle and Savings, respectively, have approved the entering into of this Agreement and have authorized the execution and delivery of this Agreement. The Boards of Directors of Blackhawk, Acquisition Corp., Rochelle and Savings agree that it is in the best interests of their respective corporations and stockholders that Acquisition Corp. merge with and into Rochelle.

D. From and after the time of the merger of Acquisition Corp. with and into Rochelle (the "Merger") shall become effective and as and when required by this

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Agreement, Blackhawk will pay cash in exchange for all of the issued and outstanding shares of Rochelle Common Stock ("Rochelle Common Stock").
It is understood by each of the parties hereto that Blackhawk seeks to acquire Rochelle and all of the assets of Rochelle including Savings and its subsid-iaries through the Merger and that after such transaction, and the subsequent merger of Rochelle with and into Blackhawk, Savings will become a wholly owned savings and loan subsidiary of Blackhawk. The parties will exert their best efforts to obtain such regulatory approvals and to take such other actions as are necessary or appropriate to accomplish such goal.

                     AGREEMENT

           In consideration of mutual covenants and premises herein contained, Blackhawk, Acquisition Corp., Rochelle and Savings hereby make this
Agreement and prescribe the terms and conditions of the Merger and the mode of carrying them into effect as follows:

     1. Merger. Subject to the terms and conditions hereinafter set forth, Acquisition Corp. shall be merged with and into Rochelle under the Articles of Incorporation of Rochelle pursuant to and in accordance with the applicable provisions of the laws of the State of Illinois.

     2. Conversion and Exchange of Shares. Subject to the provisions of this Section 2, the manner of converting and exchanging the shares of Rochelle Common Stock at the effective time of the Merger shall be as follows:
                (a)       At the time the Merger shall become effective:
               (i) Each of the outstanding shares of Rochelle Common Stock shall, subject to statutory appraisal rights, and subject to a potential reduction in the purchase price as set forth in Section 15(c)(vii) hereof, be exchanged for cash in an amount equal to $4,172,660 divided by 554,875, representing the total number of shares of Rochelle Common Stock to be outstanding at the effective time of the Merger (i.e. $7.52 per share). All fees and expenses incurred or to be incurred by Rochelle or Savings in connection with the Merger and payable by Rochelle or Savings pursuant to this Agreement, including but not limited to all professional fees and expenses incurred in connection with the transactions contemplated in this Agreement, any expenses incurred or to be incurred by

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                       Savings or Rochelle in connection with salary contin-
               uation agreements for Richard K. Ohlinger and Edward J. Hickey, and the remediation of the environmental issues set forth in Section 15(c)(vii) hereof, shall be paid or accrued as of the end of the month immediately prior to the effective time of the Merger (the "Final Statement
               Date"), and shall be calculated in accordance with Generally Accepted Accounting Principles, consistently applied.
               (ii) The shares of Rochelle Common Stock issued and outstanding immediately prior to the time the Merger shall become effective shall continue to be issued and outstanding shares of the surviving corporation and shall be owned by Blackhawk.
               (iii) The shares of Acquisition Corp. Common Stock issued and outstanding immediately prior to the effective time of the Merger and held by Blackhawk shall be deemed canceled.

          (b) As soon as practicable after the time the Merger shall become effective, Blackhawk, or an Exchange Agent designated thereby, will distribute to the former holders of Rochelle Common Stock in exchange for and upon surrender for cancellation by such holders of a certificate or certificates formerly representing shares of Rochelle Common Stock, cash in accordance with the provisions regarding the exchange of shares of Rochelle
          Common Stock set forth in Section 1(a)(i) of this Agreement.
          Each certificate formerly representing Rochelle Common Stock
          (other than certificates representing shares of Rochelle Common
          Stock subject to the rights of dissenting shareholders) shall be deemed for all purposes to represent the right to receive the cash per share calculated in accordance with Section 2(a)(i) of this Agreement. Until surrender of the certificate or certificates formerly representing shares of Rochelle Common Stock, the holder thereof shall not be entitled to receive the cash payment described herein. After the time the Merger shall become effective, the holders of certificates formerly representing shares of Rochelle Common Stock shall cease to have rights with respect to such shares, except such rights, if any, for appraisal and their right to exchange said certificates for cash in accordance with this Agreement.

          Certificates formerly representing shares of Rochelle Common Stock surrendered for cancellation by each shareholder entitled to exchange shares of Rochelle Common Stock for cash by reason of the Merger

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          shall be accompanied by such appropriate instruments of transfer as Blackhawk may reasonably require, provided, however, that if there be delivered to Blackhawk by any person who is unable to produce any such certificate formerly representing shares of Rochelle Common Stock for transfer (i) evidence to the reasonable satisfaction of Blackhawk that any such certificate has been lost, wrongfully taken or destroyed, and (ii) such indemnity agreement (including a requirement for the posting of an appropriate bond) as reasonably may be requested by Blackhawk to save it harmless, and (iii) evidence to the reasonable satisfaction of Blackhawk that such person is the owner of the shares theretofore represented by each certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such certificate and to receive cash pursuant to this Agreement, then Blackhawk, in the absence of actual notice to it that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person the cash which such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed certificate representing shares of Rochelle Common Stock.
          (c) After the effective time of the Merger, there shall be no transfers on the stock transfer books of Rochelle of any certificates representing shares of Rochelle Common Stock.

          After the effective time of the Merger, upon presentation to Blackhawk of certificates formerly representing capital stock of Rochelle, such certificates shall be canceled.

     3. Name/Subsequent Merger. The name of the surviving corporation (hereinafter called the "Surviving Corporation" whenever reference is made to it as of the time the Merger shall become effective and thereafter) shall be "Rochelle Bancorp, Inc." The parties hereto acknowledge that immediately subsequent to the Effective Time of the Merger, Blackhawk intends that Rochelle shall be merged with and into Blackhawk such that Savings shall become a wholly owned subsidiary of Blackhawk.

     4. Business. The business of Rochelle as the Surviving Corporation shall be that of a holding company. The Surviving Corporation shall exist by virtue of, and be governed by the laws of the State of Illinois, shall have its registered office in Rochelle, Illinois at 422 Cherry Street 61068 and shall have its principal office at that same location.

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     5. Effective Time of Merger; Articles of Merger.  The Merger shall become effective upon the filing of the appropriate Articles of Merger with the Illinois Secretary of State (the "time the Merger shall become effective" or "the effective time of the Merger") in accordance with applicable provisions of the laws of the State of Illinois. The Articles of Incorporation of Rochelle in effect immediately prior to the time the Merger shall become effective, shall be the Articles of Incorporation of the Surviving Corporation, and the Bylaws of Rochelle in effect immediately prior to the time the Merger shall become effective, shall be the Bylaws of the Surviving Corporation.

     6. Effect of Merger. At the time the Merger shall become effective, the separate corporate existence of Acquisition Corp. and Rochelle, respectively, shall, in accordance with applicable provisions of the laws of the State of Illinois, be merged into and continued in Rochelle as the Surviving Corporation with the effect as provided by the Illinois Business Corporation Act of 1983, as amended (the "Illinois Act").

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     7. Liabilities upon Merger.  The Surviving Corporation shall be responsible for all of the liabilities and obligations of each of the corporations so merged in the same manner and to the same extent as if such single corporation had itself incurred the same or contracted therefore.

     8. Discussions with Others. Rochelle and Savings shall not, and each shall direct and use their best efforts to cause all officers, directors and agents retained by either of them not to, solicit inquiries or proposals or initiate any discussions or negotiations leading to any acquisition or purchase of all or a substantial portion of the assets or stock of Rochelle or Savings or any merger or consolidation of Rochelle or Savings with any third party (an "Acquisition Proposal") without the prior written consent from Blackhawk, so long as this Agreement is pending. In the event an unsolicited Acquisition Proposal is received by Rochelle or Savings, Rochelle and/or Savings shall immediately notify Blackhawk of such Acquisition Proposal and shall not negotiate with any such third parties. Notwithstanding the foregoing, Rochelle and/or Savings may furnish information to or enter into discussions or negotiations with any person or entity that makes an unsolicited bona fide Acquisition Proposal if the Board of Directors of Rochelle and/or Savings shall conclude in good faith that such action is necessary in order for such Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law. In the event that the Merger is not consummated as a result of any such negotiations or the execution of an agreement with a third party, even if required to fulfill the directors' fiduciary duty, Rochelle, Savings and their respective successors and assigns shall be jointly and severally liable to pay promptly (and in any event within two (2) days of receipt by Rochelle of written notice from Blackhawk) to Blackhawk Five Hundred Thousand Dollars ($500,000) to reimburse Blackhawk for its expenses incurred in connection with the proposed transaction and liquidated damages, which the parties acknowledge is appropriate as actual damages and expenses in such regard would be unable to be accurately calculated. Such amounts due under this Section 8 shall be in lieu of any payments required by Section 22(b) of this Agreement.

     9. Undertakings of the Parties. Blackhawk and Rochelle further agree as follows:
     (a) This Agreement shall be submitted to the stockholders of Rochelle for approval and adoption at a special meeting of stockholders to be called and held in accordance with law and the Articles of Incorporation and Bylaws of Rochelle.

     (b) Blackhawk, Rochelle and Savings will cooperate in the preparation by Blackhawk of applications to the Federal Reserve Board ("Federal Reserve"), the Illinois Commissioner of Banks and Real Estate ("Commissioner"), the Office of Thrift Supervision ("OTS"), and to any other state or federal regulatory agency which may be required to facilitate the Merger. The drafting of proxy materials to be used at the stockholders' meetings of Rochelle shall be the obligation of counsel for Rochelle, provided that such materials will be subject to review and comment by counsel to Blackhawk. Blackhawk shall provide Rochelle with information with respect to Blackhawk or this transaction reasonably necessary for the preparation of such proxy materials.

          (c) Except as specifically provided in Section 8 or Section 22(b) of this Agreement, each party will assume and pay all of its fees and expenses incurred by it incident to the negotiation, preparation and execution of this Agreement, obtaining of the requisite stockholder consents and approvals and all other acts incidental to, contemplated by or in pursuance of this Agreement; provided, however, that Blackhawk shall promptly prepare and file, and pay all costs associated with, any and all required regulatory applications in connection with the transactions contemplated by this Agreement.
          (d) All information furnished by one party to another party in connection with this Agreement and the transactions contemplated hereby will be kept confidential by such other party and will be used only in connection with this Agreement and the transactions contemplated hereby, except to the extent that such information: (i) is already known to such other party when received; (ii) thereafter becomes lawfully obtainable from other sources; or (iii) is required to be disclosed in any document filed with the Federal Reserve, Commissioner, the OTS or any other governmental agency or authority. In the event that this Agreement is terminated, each party will return to the other party or destroy any documents received by it from the other party that contain any such confidential information.
          (e) After (i) receipt of the Federal Reserve's, Commissioner's and OTS's prior approval of Blackhawk's acquisition of Rochelle and, indirectly, Savings; (ii) the approval of the stockholders of Rochelle; and (iii) the expiration of regulatory waiting period(s), Blackhawk shall designate the date and time as of which Blackhawk desires the Merger to become effective and the Merger shall become effective on such date and at such time. However, any date so specified shall not be later than either (a) the first of the month immediately following the month in which the last of the events described above (i-iii) occurs if said event occurs before the sixteenth day of such month or (b) the first day of the second month immediately following such month if the last of the events described above occurs after the fifteenth day of such month.
          (f) Subject to the terms and conditions of this Agreement, Blackhawk and Rochelle each agree that, subject to applicable laws and to the fiduciary duties of its directors, each will promptly take or cause to be taken all action, and promptly do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger the transactions contemplated by this Agreement.

     10. Employees. As of the effective time of the Merger, it is intended that employees of Savings shall continue as employees with no change in employment solely as a result of the Merger; however, nothing contained herein shall be interpreted as creating a contractual or other right to continued employment of an employee subsequent to such effective time and all such employees, except as set forth below, shall be considered "at will" and subject to subsequent dismissal by Blackhawk.
     Notwithstanding the foregoing, Blackhawk acknowledges that two employees, Richard K. Ohlinger ("Ohlinger"), currently President of Savings, and Edward J. Hickey ("Hickey"), currently Senior Vice
     President of Savings, each have employment contracts with Savings dated as of August 15, 1995, as amended. As a condition to closing, Ohlinger and Hickey each hereby agree to terminate his contract with Savings in exchange for: (i) a severance agreement providing for payment of an amount equal to one half (1/2) of his then current annual salary and benefits upon his termination by Savings for any reason other than "just cause," which agreement(s) shall be effective from closing through eighteen months after the Effective Date of the Merger; and (ii) participation in the officers' bonus plan currently available at Blackhawk Bank, but based upon performance of Savings. Such terms for the agreement between Blackhawk and Ohlinger and Hickey are set forth in agreements which have been negotiated by and between Blackhawk and Ohlinger and Hickey, respectively. Such agreements will be executed on or before November 26, 1996, and the performance of such agreements shall be subject to the consummation of the Merger.
     Blackhawk acknowledges that it has been provided copies of the proposed form of Salary Continuation Agreements

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     with Ohlinger and Hickey and the proposed cost of such agreements.

     11. Dissenting Stockholders. Holders of Rochelle Common Stock who give proper notice to Rochelle of their desire to dissent from the Merger and do not vote their shares in favor of the Merger and otherwise comply in all respects to perfect appraisal or dissenters' rights, will be en-titled to such rights, if any, pursuant to and solely upon strict comp-liance with, the applicable provisions of Section 11.70 of the Illinois Act.

     12. Representations and Warranties of Blackhawk. Blackhawk and Acquisition Corp., jointly and severally, represent and warrant to Rochelle and Savings as follows:
     (a) Blackhawk is a corporation duly organized, and validly existing and in good standing under the laws of the State of Wisconsin and is a registered bank holding company under the Bank
         Holding Company Act of 1956, as amended.  Acquisition Corp.
         is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Each of Blackhawk and Acquisition Corp. is qualified to do business and in good standing in all jurisdictions where it is both required to so qualify and the failure to so qualify would have material and adverse consequences to Blackhawk or Acquisition Corp., as the case may be. Each of Blackhawk and Acquisition Corp. has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it.
         (b) Blackhawk has furnished to Rochelle copies of the following financial statements relating to Blackhawk and its consolidated sub-sidiaries: the audited Consolidated Balance Sheets of Blackhawk as of December 31, 1995, and 1994, and the Consolidated Statements of Income, Changes in Shareholders' Equity, and Cash Flows for the three years ended December 31, 1995, 1994, and 1993, together with the notes thereto, as audited by Lindgren, Callihan, Van Osdol & Co., Ltd. , Certified Public Accountants. Each of the aforementioned financial statements was prepared in accordance with Generally Accepted Accounting Principles and is true and correct in all material respects and together present fairly the consolidated financial position and results of operations of Blackhawk as of the dates and for the periods therein set forth. Such financial statements do not, as of the date thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect. Since December 31, 1995, there has not been any material adverse change in the financial condition, results of operations, business or prospects of Blackhawk and its subsidiaries on a consolidated basis.
          (c) The Board of Directors of Blackhawk has duly authorized execution, delivery and performance of this Agreement and approved the Merger as contemplated herein. The Board of Directors of Acquisition Corp. has duly authorized the execution, delivery and performance of this Agreement and approved the Merger as contemplated herein. Blackhawk and Acquisition
          Corp. each has all requisite power and authority to enter into this Agreement and the authority to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Blackhawk and Acquisition Corp., and this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved on behalf of Blackhawk and Acquisition Corp. by all requisite corporate action. Provided the required approvals are obtained from the Federal Reserve, the Commissioner and the OTS, neither the execution and delivery of this Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which Blackhawk may be subject, any contract, agreement or instrument to which Blackhawk is a party or by which Blackhawk is bound or committed, or the Articles of Incorporation or Bylaws of Blackhawk or Acquisition Corp., or constitute an event which with the lapse of time or action by a third party, could, to the best of Blackhawk's knowledge, result in the default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Blackhawk or upon any of the stock of Blackhawk, except, however, in the case of contracts, agreements or instruments, such defaults, conflicts or breaches which either (i) will be cured or waived prior to the time the Merger becomes effective, or (ii) if not so cured or waived would not, in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Blackhawk on a consolidated basis.
          (d) There is no litigation, action, suit, investigation or proceeding pending or, to the best of the knowledge after due inquiry of Blackhawk and its executive officers, threatened, against or affecting Blackhawk, Acquisition Corp. or Blackhawk Bank or involving any of their respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority, involving a material amount which, if resolved adversely to the interest of Blackhawk, Acquisition
          Corp. or Blackhawk Bank, would materially affect the financial conditions or operations of Blackhawk, Acquisition Corp. or Blackhawk Bank and/or its ability to perform under this Agreement, and to the best of the knowledge and belief after due inquiry of Blackhawk and its executive officers, no one has asserted and no one has reasonable or valid grounds on which it reasonably can be expected that anyone will assert any such claims against Blackhawk, Acquisition Corp. or Blackhawk
          Bank based upon the wrongful action or inaction of Blackhawk, Acquisition Corp. or Blackhawk Bank or any of their respective officers, directors or employees.
          (e) Blackhawk has delivered to Rochelle copies of the Annual
          Report of Blackhawk for its fiscal years ended December 31, 1995, 1994, and 1993, and the proxy materials disseminated by Blackhawk to its stockholders in connection with the 1996
          Annual Meeting of Stockholders of Blackhawk.  Such Annual
          Report and proxy materials do not misstate a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

          13. Representations and Warranties of Rochelle and Savings. Rochelle and Savings jointly and severally represent and warrant to Blackhawk as follows:
          (a) Rochelle is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, is a registered savings and loan holding company under the Home
          Owners' Loan Act, as amended, and is qualified to do business and in good standing in all jurisdictions where it is both required to so qualify and the failure to so qualify would have material and adverse consequences to Rochelle. Rochelle has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it.
          Savings is a stock savings and loan association duly organized and validly existing in good standing under the laws of the State of Illinois. Each of RSL, Inc., ("RSL"), Midland Financial

           Corporation ("Midland"), and Midland Acceptance Corporation ("Acceptance") are duly organized, validly existing and in good standing under the laws of the State of Illinois. RSL, Midland and Acceptance are at times collectively referred to herein as the "Subsidiaries." The representations and warranties of Savings set forth herein shall, unless the context specifically requires otherwise, be considered representations and warranties of each of the Subsidiaries. Savings has full power and authority
          (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it and any of the Subsidiaries.
          (b) As of the date of this Agreement, the authorized capital stock of Rochelle consists of 1,000,000 shares of common stock with $1.00 par value, of which a total of 554,875 shares are issued and outstanding and none are shares of treasury stock owned by Rochelle and 500,000 shares of preferred stock, $100.00 par value, none of which shares are outstanding and none of which are shares of treasury stock owned by Rochelle. All of the outstanding shares of common stock are fully paid and nonassessable and are not issued in violation of the preemptive rights of any shareholder. There are no outstanding options, warrants or commitments of any kind relating to Rochelle's capital stock except as disclosed in the disclosure letter from Rochelle and Savings to Blackhawk of even date herewith (the "Disclosure Letter"). As of the date of this Agreement, the auth-orized capital stock of Savings consists of 100,000 shares of common stock each with $1.00 par value, of which a total of 1,000 shares are issued and outstanding. Rochelle owns all 1,000 of such shares or 100% of the issued and outstanding shares. All of said shares of common stock are fully paid and nonassessable and are not issued in violation of the preemptive rights of any shareholder. There are no outstanding options, warrants or commitments of any kind relating to Saving's capital stock except as disclosed in the Disclosure Letter. As of the date of this Agreement, the authorized capital stock of RSL consists of 20,000 shares of common stock each with $100.00 par value, of which a total of 10 shares are issued and outstanding. Savings owns all 10 of such shares or 100% of the issued and outstanding shares. All of said shares of common stock are fully paid and nonassessable and are not issued in violation of the preemptive rights of any shareholder. There are no outstanding options, warrants or commitments of any kind relating to RSL's capital stock except as disclosed in the Disclosure Letter.
          As of the date of this Agreement, the authorized capital stock of Midland consists of 100,000 shares of common stock, no par value, of which a total of 1,000 shares are issued and outstanding. RSL owns 500 of such shares or 50% of the issued and outstanding shares. The remaining 500 shares or 50% are owned by George Zannis of Rockford, Illinois. All of said shares of common stock are fully paid and nonassessable and are not issued in violation of the preemptive rights of any shareholder. There are no outstanding options, warrants or commitments of any kind relating to Midland's capital stock except as disclosed in the Disclosure Letter.
          As of the date of this Agreement, the authorized capital stock of Acceptance consists of 100,000 shares of common stock, no par value, of which a total of 1,000 shares are issued and outstanding. Midland owns all 1,000 of such shares or 100% of the issued and outstanding shares. All of said shares of common stock are fully paid and nonassessable and are not issued in violation of the preemptive rights of any shareholder. There are no outstanding options, warrants or commitments of any kind relating to Acceptance's capital stock except as disclosed in the Disclosure Letter.
          (c) Rochelle has furnished to Blackhawk copies of the following financial statements relating to Rochelle and its consolidated subsidiaries: the audited Consolidated Balance Sheets of Rochelle as of July 31, 1996, and 1995, and the Consolidated Statements of Income, Changes in Stockholders' Equity and
          Cash Flows for the three years ended July 31, 1996, 1995, and 1994, together with the notes thereto, as audited by Lindgren, Callihan, Van Osdol & Co., Ltd., Certified Public Accountants, and interim, unaudited Consolidated Balance Sheets of Rochelle dated as of December 31, 1995 and 1994 and August 31, 1996 and 1995. Each of the aforementioned financial statements was prepared in accordance with Generally Accepted Accounting
          Principles, and is true and correct in all material respects and together present fairly the consolidated financial position and results of operations of Rochelle and Savings as of the dates and for the periods therein set forth. Savings has furnished to Blackhawk copies of its balance sheets as of July 31, 1996 and July 31, 1995, and its statements of income, changes in stockholders equity and cash flows for the years then ended and its Thrift Financial Report for the periods ended December 31, 1995,
          March 31, 1996 and June

          30, 1996. Each of the aforementioned financial statements was prepared in accordance with Generally Accepted Accounting
          Principles, and each is true and correct in all material respects and present fairly the financial position and results of operations of Savings as of the dates and for the periods therein set forth.
          The financial statements delivered pursuant to this Section 13 do not, as of the date thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect, except for those which are disclosed in the Disclosure Letter. Except as described in the Disclosure Letter, since July 31, 1996, there has not been any material adverse change in the financial condition or results of operations of Rochelle on a consolidated basis.
          (d) The Boards of Directors of Rochelle and Savings have duly authorized execution, delivery and performance of this Agreement and approved the Merger as contemplated herein.
          Subject to the approval by the stockholders of Rochelle, Rochelle and Savings each has all requisite power and authority to enter into this Agreement. Rochelle and Savings each has the authority to consummate the transactions contemplated hereby so that, provided all required corporate and regulatory approvals are obtained, neither the execution and delivery of this Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any material rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which Rochelle or Savings may be subject, any material contract, agreement or instrument to which Rochelle or Savings is a party or by which Rochelle or Savings is bound or committed, or the Articles of Incorporation or Bylaws of Rochelle or Savings, or constitute an event which with the lapse of time or action by a third party, could, to the best knowledge of the executive officers of Rochelle or Savings, result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets, property or capital stock of Rochelle or Savings, except, however, in the case of contracts, agreements or instruments, such defaults, conflicts or breaches which either (i) will be cured or waived prior to the time the Merger becomes effective, or (ii) if not so cured or waived would not, in the aggregate, have any material adverse effect on the financial condition or results of operations of Rochelle on a consolidated basis.
          (e) Except as disclosed in the Disclosure Letter, there is no lit-igation, action, suit, investigation or proceeding pending or, to the best knowledge of the executive officers of Rochelle or Savings, after due inquiry, overtly threatened, against or affecting Rochelle or Savings or involving any of their respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority, and to the best of the knowledge and belief, after due inquiry, of the executive officers of Rochelle and Savings, no one has asserted and no one has reasonable or valid ground on which it reasonably can be expected that anyone will assert any such claims against Rochelle or Savings based upon the wrongful action or inaction of Rochelle, Savings or their respective officers, directors or employees.
          (f) Rochelle and Savings each has good and marketable title to all assets and properties, whether real or personal, tangible or intangible reflected in their respective Balance Sheets of July 31, 1996 or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since July 31, 1996) subject to no liens, mortgages, security interests, encumbrances, pledges or charges of any kind, except: (i) those items that secure liabilities that are reflected in said Balance Sheets; (ii) statutory liens for taxes not yet delinquent; and (iii) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and such liens, mortgages, security interests, encumbrances and charges are not in the aggregate, material to the assets and properties of Rochelle or Savings. Rochelle or Savings, as applicable, as lessee, has the contractual right under valid leases to occupy, use, possess and control all material property leased by Rochelle or Savings.
          (g) To the best knowledge, after due inquiry, of the executive officers of Rochelle and Savings, Rochelle and Savings each has complied with all laws, regulations and orders applicable to it and to the conduct of its business, including without limitation, all statutes, rules and regulations pertaining to the conduct of Saving's activities as a savings and loan, except for possible technical violations which together with any penalty which results therefrom are or will be of no material consequence to Rochelle or Savings. Except as disclosed in the

          Disclosure Letter, neither Rochelle nor Savings is the subject of nor is either a party to, any regulatory actions or agreements such as letter agreements, memorandum of understanding, cease and desist order or like agreements. Neither Rochelle nor Savings is in default under, and no event has occurred which, with the lapse of time or action by a third party, could, to the best knowledge of the executive officers of Rochelle or Savings, result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, where the default(s) could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of Rochelle on a consolidated basis.
          (h) Except as disclosed in the Disclosure Letter, neither Rochelle nor Savings has, since July 31, 1996 to the date hereof: (i) issued or sold any of its capital stock or any corporate debt securities; (ii) granted any option for the purchase of capital stock; (iii) directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred any obligation or liability (absolute or contingent), except for obligations reflected in this Agreement, and except for obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien or encumbrance (other than in the ordinary course of business and other than statutory liens for taxes not yet delinquent) any of its assets or properties; (v) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than the current portion of any long-term liabilities which become due after July 31, 1996, current liabilities included in its financial statements as of July 31, 1996, current liabilities incurred since the date thereof in the ordinary course of business and liabilities incurred in carrying out the transactions contemplated by this Agreement;
          (vi) sold, exchanged or otherwise disposed of any of its material capital assets outside the ordinary course of business; (vii) made any officers' salary increase or wage increase, entered into any employment contract with any officer or salaried employee or, instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement; (viii) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting their respective business, property or assets or waived (except for fair consideration) any rights of value which are material in the aggregate, considering their respective businesses taken as a whole; or (ix) entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights.
          (i) Except as set forth in the Disclosure Letter, neither Rochelle nor Savings is a party to or bound by any written or oral: (i) employment or consulting contract which is not terminable by it on 30 days or less notice, (ii) employee bonus, deferred compensation, pension, stock bonus or money purchase, profit-sharing, retirement or stock option plan, (iii) other employee benefit or welfare plan, or (iv) other executory material agreements which in any case obligate Rochelle or Savings to make any payment(s) which in the aggregate exceed $10,000 per year except for contracts terminable on 60 days notice. All such pension, stock bonus or money purchase, profit-sharing, defined benefit and retirement plans set forth under the caption
          "Qualified Plans" in the Disclosure Letter (hereinafter referred to collectively as the "plan") are the subject of favorable Internal Revenue Service determinations with respect to tax qualifications and are qualified plans under Section 401(a) of the Internal Revenue Code and in compliance in all material respects with ERISA. The plan is operationally in compliance with the qualification requirements of the Internal Revenue Code and its regulations. All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the plan have been timely filed or delivered where failure to file would result in a material penalty and/or result in disqualification of the plan. Neither Rochelle nor Savings has any knowledge either of any circumstances which would adversely affect the qualification of the plan or their compliance with ERISA, or of any unreported "reportable event" (as such term is defined in Section 4043(b) of ERISA) for which the thirty (30) day notice requirement has not been waived, or, except as disclosed in the Disclosure Letter, any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Internal Revenue Code) which has occurred since the date on which said sections became applicable to the plans. The plans meet the minimum funding standards set forth in Section 412 of the Internal Revenue Code and Section 302 of ERISA, to the extent applicable. There are no participants or beneficiaries in the plan with pending litigation/action against the plan, Rochelle, or the trustee. The plan has not received notice of and is not currently under examination by the Internal Revenue Service or Department of Labor. All welfare benefit (i.e., group medical, life, disability, etc.) and fringe benefit plans (i.e., all plans covered under Internal Revenue Code Section 6039D) maintained by Rochelle and Savings are in compliance with the Internal Revenue Code and its regulations and ERISA. All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the welfare and fringe benefits plans have been timely filed or delivered where failure to file would result in a material penalty. Additionally, there are no participants of the welfare and fringe benefit plans with pending litigation/action against the welfare and fringe benefit plans or Rochelle or Savings. There are no undisclosed uninsured obligations to participants. There are no material unpaid premiums on any of such plans. The welfare benefit plans comply with the continuation health care coverage requirements of Internal Revenue Code Section 4980B and ERISA Sections
          601 through 608. Rochelle or Savings has identified all employees and beneficiaries covered under the continuation health care coverage requirements.
          All nonqualified plans maintained by Rochelle and Savings are in compliance with ERISA, to the extent applicable. All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the nonqualified plans have been timely filed or delivered, where failure to file would result in a material penalty. There are no unrecorded liabilities to pay benefits under any such plans.
          (j)Rochelle and Savings each has duly filed all federal, state, county and local income, excise, real and personal property and other tax returns and reports (including, but not limited to, social security, withholding, unemployment insurance, and sales and use taxes) required to have been filed by them up to the date hereof, except where failure to file would not have a material adverse effect on the financial condition, results of operations or business of Rochelle on a consolidated basis.
          Except as set forth in the Disclosure Letter, to the best knowledge and belief of the executive officers of Rochelle and Savings, all such returns are true and correct in all material respects, and Rochelle or Savings, as the case may be, has paid or, prior to the time the Merger shall become effective, will pay all taxes, interest and penalties shown on such return or reports (other than those claims being contested in good faith and which have been disclosed to Blackhawk) to be due to any federal, state, county, local or other taxing authority, and there is, and at the time the Merger shall become effective will be, no basis for any additional claim or assessment which might materially and adversely affect Rochelle on a consolidated basis and for which an adequate reserve has not been established.
          To the best of their respective executive officers' knowledge and belief, Rochelle and Savings have paid or made adequate provision in their financial statements or their respective books and records for all taxes payable in respect of all periods ending as of the date thereof. To the best of their respective executive officers' knowledge and belief, Rochelle and Savings have, or at the time the Merger shall become effective will have, no material liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the time the Merger shall become effective in the ordinary course of business and are properly accrued on the books of Rochelle or Savings, as appropriate, as of the time the Merger shall become effective.

          (k) To the best of their respective executive officers' knowledge and belief, but without having undertaken an environmental audit, neither Rochelle nor Savings has any knowledge (except as disclosed to Blackhawk in the Disclosure Letter) of any underground storage tanks, any hazardous substances, hazardous waste, pollutant or contaminant, including, but not limited to, asbestos, PCB's or urea formaldehyde, having been generated, released into, stored or deposited over, upon or below (in storage tanks or otherwise) Rochelle's or Saving's premises or any other real property owned or leased by Rochelle or Savings, or into any water systems on or below the surface of the Rochelle or Savings premises or any other real property owned or leased by Rochelle or Savings. As used in this Agreement, the terms
          "hazardous substance," "hazardous waste," pollutant" and "contaminant" mean any substance, waste, pollutant or contaminant included within such terms under any applicable federal, state or local statute or regulation.
          (l) Rochelle and/or Savings each has in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against companies comparable in size and operation to Rochelle and Savings.

          (m) Except as disclosed in the Disclosure Letter, Rochelle has not incurred and will not incur any liability for brokerage, finders', agents', or investment bankers' fees or commissions in connection with this Agreement or the transactions contemplated hereby. All selling expenses related to this Agreement and the transactions anticipated herein will be paid or properly accrued by Rochelle or Savings, as appropriate, by the Final Statement Date. It is understood that such expenses include professional fees and expenses and that such selling expenses are not deductible for income tax purposes.


     14. Action by Rochelle and Savings Pending Effective Time. Rochelle and Savings agree that from the date of this Agreement until the time the Merger shall become effective, except with prior written permission of
     Blackhawk:
     (a) Neither Rochelle nor Savings will issue, sell, grant any option for, or acquire for value any shares of its capital stock or otherwise effect any change in connection with their respective capitalizations.
     (b) Except as otherwise set forth in or contemplated by this Agreement, Rochelle and Savings will carry on their respective businesses in substantially the same manner as heretofore, keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by them, maintain the loan loss reserve of Savings at historical levels and use their best efforts to maintain and preserve the business organization intact. Savings shall not decrease the loan loss reserve from its current level prior to the effective time of the Merger; provided, however, Savings shall be permitted to charge its loan loss reserve an amount not to exceed $44,559 attributable to Savings
          Loan Number 011-01-25220.

          (c) Neither Rochelle nor Savings will: (i) enter into any transaction other than in the ordinary course of business or incur or agree to incur any obligation or liability except liabilities incurred and obligations entered into in the ordinary course of business; (ii) change its lending, investment, liability management and other material Savings banking policies in any material respect except as directed by Blackhawk; (iii) purchase any securities except federal funds sold or fixed rate U.S. Government Treasury and/or Agency securities with maturities of not more than three (3) years; (iv) make any loans or commit to make any loans in excess of $50,000 except for: (A) residential real estate loans validly secured by a first mortgage lien having a loan to value ratio of no more than 80% or not more than 95% with appropriate PMI; and

          (B) renewals of outstanding loans where no new credit is advanced, all interest is current, and the loans are renewed on the same terms and conditions, including term, as the original loan so renewed; (v) grant any increase in the rates of pay of officers or directors or grant any pay increase to any employee except increases to employees consistent with previous increases; (vi) except as disclosed in the Disclosure Letter, incur or commit to any capital expenditures in excess of $10,000 other than in the ordinary course of business (which in no event shall include the establishment of any new branch), or (vii) merge into, consolidate with or sell its assets to any other corporation or person, or permit any other corporation to be merged or consolidated with it or acquire all of the assets of any other corporation or person.

          (d) Neither Rochelle nor Savings will change its method of accounting in effect at July 31, 1996, except as required by changes in generally accepted accounting principles and concurred in by Rochelle's independent auditors, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of Rochelle's or Saving's federal income tax returns for the taxable year ending July 31, 1996, except for changes required by law. Rochelle and Savings will adequately accrue for all liabilities as of the Final Statement Date and the effective time of the Merger, both recurring services and matters related to the Agreement, including but not limited to professional fees, data processing costs, real estate taxes, vested vacation and sick pay and deferred compensation plans. Neither Rochelle nor Savings will make any adjustments, including, but not limited to, any adjustments related to income taxes, relating to any prior periods to either of their respective financial statements without the prior consent of Blackhawk, except for the adjustment occasioned by the one time charge accrued by Savings as of September 30, 1996 to pay its assessment to recapitalize the Savings Association Insurance Fund ("SAIF").

          (e) To the extent permissible under law, Rochelle and Savings each will, during normal business hours and with reasonable advance notice to Rochelle, afford Blackhawk, its officers and other authorized representatives, such access to all books, records, tax returns, leases, contracts and documents of Rochelle and Savings and will furnish to

          Blackhawk such information with respect to the assets and business of Rochelle and Savings as Blackhawk may from time to time reasonably request in connection with this Agreement and the transactions contemplated hereby. Blackhawk will use such information solely for the purpose of conducting business, legal and financial reviews of Rochelle and Savings and for such other purposes as may be related to this Agreement.

          (f) Rochelle or Savings will promptly advise Blackhawk in writing of all material actions taken by the Directors of Rochelle or Savings and a representative of Blackhawk shall be entitled to attend, but shall have no voting rights at, all meetings of the Board of Directors and shareholders of Rochelle and Savings after the date hereof. Rochelle and Savings will furnish Blackhawk with copies of all interim financial statements of Rochelle and Savings as they become available, and will notify Blackhawk concerning all developments which may have a material effect upon the business, properties or condition (either financial or otherwise) of Rochelle on a consolidated basis.

     15. Conditions to Obligations of Blackhawk. The obligations of Blackhawk under this Agreement are subject, unless waived by Blackhawk, to the satisfaction of the following conditions:
          (a) Simultaneously with the execution of this Agreement George Zannis ("Zannis"), the other 50% shareholder of Midland
          Financial Corporation shall have entered into an agreement in the form negotiated by and between Blackhawk, Savings and Zannis providing for: (a) the purchase by Zannis, simultaneous with the consummation of the Merger, of the 50% of Midland currently owned by RSL at a purchase price equal to 50% of the book value of Midland as of the Final Statement Date, calculated in accordance with Generally Accepted Accounting Principles, consistently applied, less $80,000; and (b) the sale by Midland of 100% of Midland Acceptance Corporation ("Acceptance") to
          RSL for an amount of cash equal to the book value of Acceptance as of the Final Statement Date, calculated in accordance with Generally Accepted Accounting Principles, consistently applied.

         (b) On or before November 26, 1996, Ohlinger and Hickey each shall have entered into a severance agreement in the form agreed to by Blackhawk, Ohlinger and Hickey as described in Section
          10 hereof.

          (c) On or prior to the time the Merger shall become effective:
              (i) There shall not have been any material adverse change, or discovery of a condition or the occurrence of an event which has or is likely to result in such a change, in the financial condition, aggregate net assets, stockholders' equity, business or operating results of Rochelle or Savings from July 31, 1996 to the time the Merger shall become effective. Neither: (i) the required one time payment to the SAIF Fund as directed by regulatory or legislative mandate; nor (ii) the sale at less than book value of 50% of Midland to Zannis as provided for in Section 15(a)(ii) hereof, shall be deemed to be a "material adverse change" under this Section.
              (ii) All representations by Rochelle and Savings contained in this Agreement shall be true in all material respects at, or as of, the time the Merger shall become effective as though such representations were made at and as of said date, except for changes contemplated by this Agreement and except also for representations as of a specified time other than the time the Merger shall become effective, which shall be true in all material respects at such specified time.
             (iii) Blackhawk shall have received the opinion of legal counsel for Rochelle, dated the time the Merger shall become effective, substantially to the effect set forth in Exhibit A hereto.
             (iv) Rochelle and Savings shall have performed or satisfied in all material respects all agreements and conditions required by this Agreement to be performed or satisfied by either of them at or prior to the time the Merger shall become effective.
            (v) At the time the Merger shall become effective, no suit, action or proceeding shall be pending or overtly threatened before any court or other governmental agency by the federal or state government in which it is sought to restrain or prohibit the consummation of the Merger, and no other suit, action or proceeding shall be pending or overtly threatened and no liability or claim shall have been asserted against Rochelle or Savings which Blackhawk shall in good faith determine, with advice of counsel: (i) has a reasonable likelihood of being successfully prosecuted and (ii) if successfully prosecuted, would materially and adversely affect the benefits hereunder intended for Blackhawk.
            (vi) Rochelle shall not have declared or paid any cash or stock dividend to its stockholders subsequent to September 1, 1996 through the effective date of the Merger.
            (vii) An environmental engineering firm mutually acceptable to

          Blackhawk and Rochelle shall have "remedied" the environmental problems noted in the report of Eder Associates dated November
          1996. Blackhawk shall pay for the cost of a Phase II environmental at the Oregon branch site of Rochelle and Rochelle shall pay for the costs of remediation at the Oregon branch site and all other remediation at the other properties of Rochelle as shall be deemed necessary by Blackhawk in its reasonable opinion. All costs incurred in connection with such remediation shall be a direct reduction from the purchase price set forth in Section 2 hereof and shall be expensed or accrued for before the Effective Time of the Merger. Should the after-tax cost of such remediation exceed $110,975, in the aggregate (i.e. $0.20 per share of Rochelle outstanding), the Board of Directors of Rochelle shall have the option of incurring such additional costs or terminating the transaction. If the Rochelle Board of Directors determines that it desires to terminate the Agreement for this reason, it shall give written notice to Blackhawk not less than 15 days before the Effective Time of the Merger. Upon such notice, Blackhawk shall have the option of completing the Merger accepting the burden of any after-tax cost for remediation above $110,975, or agreeing to the termination of the Agreement.
           (viii) Rochelle and Savings shall have furnished Blackhawk certificates, signed on its behalf by the Chairman or President and the Secretary of Rochelle and Savings, respectively, dated the time the Merger shall become effective, to the effect that to the best of their knowledge, after due inquiry, the conditions described in Sections (b)(i), (ii), (iv), (v), (vi) and (vii) of this
          Section 15 have been fully satisfied.

          16.Conditions to Obligations of Rochelle and Savings. The obligations of Rochelle and Savings under this Agreement are subject, unless waived by Rochelle or Savings, to the satisfaction on or prior to the time the Merger shall become effective of the following conditions:
          (a) All representations by Blackhawk and Acquisition Corp.
          contained in this Agreement shall be true in all material respects at, or as of, the time the Merger shall become effective as though such representations were made at and as of said date, except for changes contemplated by this Agreement and except also for representations as of a specified time other than the time the Merger shall become effective, which shall be true in all material respects at such specified time.
          (b) Rochelle and Savings shall have received the opinion of Counsel for

          Blackhawk dated the time the Merger shall become effective substantially to the effect set forth in Exhibit B hereto.
          (c) Blackhawk and Acquisition Corp. shall have performed or satisfied in all material respects all agreements and conditions required by this Agreement to be performed or satisfied by it at or prior to the time the Merger shall become effective.
          (d) At the time the Merger shall become effective, no suit, action or proceeding shall be pending or overtly threatened before any court or other governmental agency of the federal or state government in which it is sought to restrain, prohibit or set aside consummation of the Merger and no other suit, action or proceeding shall be pending or overtly threatened and no liability or claim shall have been asserted against Blackhawk which Rochelle and Savings shall in good faith determine, with advice of counsel: (i) has a reasonable likelihood of being successfully prosecuted and (ii) if successfully prosecuted, would materially and adversely affect the benefits hereunder intended for Rochelle, Savings and their respective stockholders.
          (e) Blackhawk shall have furnished Rochelle and Savings a certificate, signed by the President or Vice President and by the Secretary or an Assistant Secretary of Blackhawk and dated the time the Merger shall become effective to the effect that to the best of their knowledge after due inquiry the conditions described in Sections (a), (c), and (d) of this Section 16 have been fully satisfied.

          17.Conditions to Obligations of All Parties. In addition to the provisions of Sections 15 and 16 hereof, the obligations of Blackhawk, Acquisition Corp., Rochelle and Savings to cause the transactions contemplated herein to be consummated shall be subject to the sat-isfaction of the following conditions on or prior to the time the Merger shall become effective:
          (a) The parties hereto shall have received all necessary approvals of governmental agencies and authorities of the transactions contemplated by this Agreement and each of such approvals shall remain in full force and effect at the time the Merger shall become effective and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority by formal proceeding, or contested by any other third party by formal proceeding which the Board of Directors or the party asserting a failure of a condition under this Section 17(a) shall in good faith determine, with the advice of counsel: (i) has a reasonable likelihood of being successfully prosecuted; and (ii) if successfully prosecuted, would materially and adversely affect the benefits hereunder intended for such party. It is understood that, if any contest as aforesaid is brought by formal proceedings, Blackhawk may, but shall not be obligated to, answer and defend such contest. Blackhawk shall notify Rochelle and Savings promptly upon receipt of all necessary governmental approvals.
          (b) This Agreement shall have been duly adopted, ratified and confirmed by the requisite affirmative vote of the stockholders of Rochelle.
          18. No Survival of Representations and Warranties. The respective representations and warranties of Blackhawk and Rochelle set forth herein shall not survive the consummation of the Merger.

          19. Voting Agreement. The Directors and significant shareholders of Rochelle executing this Agreement shall vote the shares of Rochelle held by them in favor of adoption of the Agreement and in favor of the proposed Merger and shall use all reasonable efforts to cause the adoption of the Agreement by all shareholders of Rochelle.

          20.Governing Law. This Agreement shall be construed and interpreted according to the applicable federal laws of the United States of America and the laws of State of Illinois.

          21. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder or thereunder shall be assigned by either of the parties hereto without the prior written consent of the other party; provided, however, that Blackhawk shall have the right to assign its rights under this Agreement to a wholly owned subsidiary corporation.

          22. Satisfaction of Conditions; Termination.
          (a) Blackhawk agrees to use its best efforts to obtain satisfaction of the conditions set forth herein insofar as they relate to Blackhawk, and Rochelle and Savings each agrees to use its best efforts to obtain the satisfaction of the conditions set forth herein insofar as they relate to Rochelle or Savings. If any material condition to the obligations of Blackhawk set forth in Section 15 or 17 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by Blackhawk, or if any material condition to the obligations of Rochelle or Savings set forth in Section 16 or 17 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by Rochelle and Savings, or if at any time prior to the time the Merger shall become effective, it shall become reasonably certain that such condition will not be substantially satisfied and such condition is not waived by Blackhawk or Rochelle and Savings, as the case may be, Blackhawk or Rochelle and Savings may terminate this Agreement after the expiration of thirty (30) days' written notice to the other party during which time such other party shall have an opportunity to cure such defect in said condition. This
          Agreement may be terminated and abandoned (either before or after the meetings of stockholders contemplated hereby) by mutual written consent of Blackhawk, Acquisition Corp., Rochelle and Savings authorized by their respective Boards of Directors. In the event of such termination caused otherwise than by breach of this Agreement by any of the parties hereto, this Agreement shall cease and terminate, the acquisition of Rochelle and Savings as provided herein shall not be consummated, and none of Blackhawk, Acquisition Corp., Rochelle or Savings shall have any further liability under this Agreement of any nature whatever, including any liability for damages. In the event this Agreement is terminated, the duties of all parties with respect to confidential information set forth in Sections 9(d) shall survive any such termination. In addition to the other grounds for termination of this Agreement set forth herein, this Agreement can be terminated by written notice by either party to the other, in each case authorized by its Board of Directors, if the Merger shall not have been consummated by June 30, 1997 or the date of such notice, whichever is later.
          (b) If termination of this Agreement shall be judicially determined to have been caused by breach of this Agreement by Rochelle or Savings, then, in addition to other remedies at law or equity for breach of this Agreement, Rochelle and Savings, jointly and severally, shall indemnify Blackhawk and Acquisition for their respective costs, fees and expenses of its counsel, accountants and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related actions and its stockholders' meetings and actions. If termination of this Agreement shall be judicially determined to have been caused by breach of this Agreement by Blackhawk or Acquisition, then Blackhawk and Acquisition shall be jointly and severally liable to pay promptly (and in any event within two (2) days of receipt of written notice from Rochelle) to Rochelle One Hundred Fifty
          Thousand Dollars ($150,000) to reimburse Rochelle and Savings for their respective expenses incurred in connection with the proposed transaction and as liquidated damages, which the parties acknowledge is appropriate as actual damages and expenses in such regard would be unable to be accurately calculated.

     23. Waivers; Amendments. Any of the provisions of this Agreement may be waived at any time by the party which is, or the stockholders of which are, entitled to the benefit thereof, by resolution of the Board of Directors of such party. This Agreement may be amended or modified in whole or in part by an agreement in writing executed in the same manner (but not necessarily by the same person) as this Agreement and which makes reference to this Agreement, pursuant to a resolution, adopted by the Boards of Directors of the respective parties, provided, however, such amendment or modification may be made in this manner by the respective Boards of Directors of Blackhawk, Acquisition Corp., Rochelle and Savings at any time prior to a favorable vote of such party's stockholders, but may be made after a favorable vote by the stockholders of such party, only if, in the opinion of its Board of Directors, such amendment or modification will not have any material adverse effect on the benefits intended under this Agreement for the stockholders of such party and will not require resolicitation of any proxies from such stockholders.

     24. Entire Agreement. This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by Blackhawk, Rochelle and Savings or by any officer or officers of such parties relating to the acquisition of the business or the capital stock of Rochelle and Savings by Blackhawk. Except for the Disclosure Letter and the Exhibits attached hereto or specified in this Agreement, this Agreement constitutes the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

     25. Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

     26. Notices. All notices and other communications hereunder shall be deemed to have been duly given if delivered: (i) by hand; (ii) by certified mail, return receipt requested; or (iii) by a nationally recognized overnight courier service guaranteeing next day delivery and requiring signature for acceptance. All notices and other communications hereunder given to any party shall be deemed delivered when hand delivered or the day after it is deposited with the U.S. mail or overnight carrier. All such notices shall be addressed as follows or to such other address as the other party hereto may specify in writing:

     (a)  If to Blackhawk or Acquisition Corp., to:    (b)  If to Rochelle or
                                                            Savings, to:

     Dennis M. Conerton                                 Richard K. Ohlinger
     President & CEO                                    President
     Blackhawk Bancorp, Inc.                            Rochelle Bancorp, Inc.
     400 Broad Street                                   422 Cherry Street
     Beloit, Wisconsin  53511                           Rochelle, Illinois
                                                         61068

    With copies to:                                     With copies to:
    Thomas C. Blank, Esq.                               James J. Kemp, Jr., Esq.
    Werner & Blank Co., L.P.A.                          Kemp, Grezlakowski &
                                                        Lorenzini
   7205 W. Central Avenue                               1900 Spring Road
   Toledo, Ohio  43617                                  Suite 500
                                                        Oak Brook, Illinois
                                                          60521

  27.Publicity. Blackhawk, Rochelle and Savings agree to consult with and obtain the consent of the other, prior to any media release or other public disclosures as to the matters covered by this Agreement, except for disclosures as may be required by law.


          {SIGNATURES ON FOLLOWING PAGE}

     IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.
ATTEST:                                          Blackhawk Bancorp, Inc.


                                                 By: /s/ Dennis M. Conerton
By: /s/ James P. Kelley                              Dennis M. Conerton,
                                                     President & CEO
Its:  Executive Vice President


ATTEST:                                          Blackhawk Acquisition Corp.


                                                 By:   /s/ Dennis M. Conerton
By:  /s/ James P. Kelley                              Dennis M. Conerton,
                                                      President & CEO
Its:  Executive Vice President


ATTEST:                                           Rochelle Bancorp, Inc.

                                                  By:  /s/ Richard K. Ohlinger
By:  /s/ Edward J. Hickey                              Richard K. Ohlinger,
                                                       President
Its:  Secretary

ATTEST:                                           Rochelle Savings and Loan
                                                  Association

                                                  By: /s/ Richard K. Ohlinger
/s/ Edward J. Hickey                                      Richard K. Ohlinger,
                                                          President
Its:  Secretary

The undersigned Directors and/or shareholders of Rochelle Bancorp, Inc. have executed this Agreement as individuals and with respect solely to the understanding made in Section 19 of this Agreement.

/s/ Richard Ohlinger                                   /s/ James K. Conour
/s/ Mark Leum                                          /s/  Edward J. Hickey
/s/ Neil E. Holland                                    /s/  James Tuneberg
/s/  John D. Basler                                    /s/  Daniel J. Annold
/s/  Warren A. Seebach                                 /s/  Ronald E. Swenson
/s/  Richard B. Conner                                 /s/  Gerald H. Weber, Jr.
                                                       /s/  Catherine Zannis
                                                       /s/  George Zannis
                                                       /s/  Robert S. Brownson

              STOCK PURCHASE AGREEMENT


        THIS AGREEMENT is made and entered into as of November 6, 1996, by and among Blackhawk Bancorp. Inc. ("Blackhawk"), a Wisconsin corporation registered under the Bank Holding Company Act of 1956, as amended, Rochelle Savings and Loan Association, an Illinois savings and loan association ("Savings"), Rochelle Bancorp, Inc. ("Rochelle"), an Illinois corporation and parent holding company of Savings, RSL, Inc, an Illinois corporation and wholly owned subsidiary of Savings ("RSL"), Midland Financial Corporation, an Illinois corporation ("Midland"), and George Zannis, an individual residing in Rockford, Illinois ("Zannis").

                     RECITALS

       A. Blackhawk has entered into a merger agreement dated November 6, 1996 (the "Merger Agreement"), for the acquisition (the "Merger") of all of the issued and outstanding common stock of Rochelle for cash.

      B. Savings owns 100% of the issued and outstanding common stock of RSL. RSL owns 50% of Midland, the remaining 50% of which is owned by Zannis. Midland is engaged in the mortgage brokerage business and in related lending for construction loans. Zannis desires to purchase the 50% of the common stock of Midland not currently owned by him (500 shares) and RSL and Savings are willing to sell such shares to Zannis in connection with the Merger pursuant to the terms and conditions set forth herein. Blackhawk is willing to consent to such sale in connection with the Merger.

        C. Midland owns 100% of the outstanding common stock of Midland Acceptance Corporation, an Illinois corporation engaged in the finance company business ("Acceptance"), which Savings and Blackhawk would like RSL to purchase as a part of the transaction specified herein and in connection with the Merger. Zannis and RSL, as the only shareholders of Midland, agree to the sale of all of the shares of Acceptance to RSL in connection with the Merger under the terms and conditions set forth in this Agreement.

      D. The parties hereto desire to set forth the various rights and obli-gations of each to the other and the terms and conditions upon which the consum-mation of the transactions set forth in this Agreement and the Merger Agreement are dependent.

                      AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, representations and warranties set forth below, the parties hereto agree as follows:

                     ARTICLE I

                  STOCK PURCHASES

           1.01.  Purpose of Stock Purchases.

    The purpose of this Agreement is to allow Zannis to acquire and consolidate 100% of the ownership of Midland and to allow RSL, as a wholly owned subsidiary of Savings, to acquire directly 100% of the ownership of Acceptance. Following the consummation of the transaction specified herein, Acceptance will be a wholly owned subsidiary of RSL and Zannis will own
100% of Midland.

          1.02  Purchase Price for Midland Shares.

    Upon delivery of a properly executed stock certificate(s) representing the 500 shares of common stock of Midland currently owned by RSL, Zannis shall pay to RSL an amount equal to 50% of the total "book value" (as defined below) of Midland as of the end of the month immediately prior to the effective time of the Merger (the "Final Statement Date"), minus $80,000 (the "Credit"); provided that the "stockholders' equity" of Midland on the Final Statement Date (as defined in the Merger Agreement) is $560,000 or greater. In the event that the "stockholders' equity" is less than $560,000, then the $80,000 Credit shall be reduced $1.00 for every $2.00 that the "stockholders' equity" of Midland is less than $560,000 as of such date. Book value shall be calculated in accordance with Generally Accepted Accounting Principles as determined by Lindgren, Callihan, Van Osdol & Co., Ltd., Certified Public Accountants, the accountants currently serving Midland. In calculating such book value, the Accountant shall make proper accruals for all expenses incurred or to be incurred in connection with the transactions specified herein or in the Merger.

           1.03  Purchase Price for Acceptance Shares.

   Upon delivery of a properly executed stock certificate(s) representing the 1,000 shares (100%) of common stock of Acceptance currently owned by Midland,

RSL shall pay to Midland an amount equal to the total "book value" (as defined below) of Acceptance as of the end of the month immediately prior to the effective time of the Merger (the "Final Statement Date"). Book value shall be calculated in accordance with Generally Accepted Accounting Principles as determined by the Accountant. In calculating such book value, the Accountant shall make proper accruals for all expenses incurred or to be incurred in connection with the transactions specified herein or in the Merger.

           1.04  Method of Payment of the Purchase Price.

   The purchase prices established under Sections 1.02 and 1.03 shall be payable in cash at Closing. As partial payment for the purchase price set forth under Section 1.02, Zannis may cause

Midland to cancel and cause to be deemed paid the note receivable from Acceptance to Midland in an amount of approximately $167,400 as of July 31, 1996. It is acknowledged that Zannis may use the funding to be made available under the operating line of credit described in Section 6.02 hereof to pay a portion of such purchase price.

           1.05  Equipment Purchase.

   Acceptance currently is using in its business, certain equipment owned by Midland, including desks, chairs, phone system, etc. Midland desires to sell such equipment to Acceptance and Acceptance is willing to consider buying such equipment pursuant to the terms set forth herein. Within ten (10) days of the date hereof, Midland shall prepare and provide to RSL an inventory of all such equipment with the price believed in good faith by Midland to be the fair market value of the equipment. Within sixty (60) days after receipt of the inventory and price list, Acceptance will inform Midland in writing which equipment, if any, it desires to purchase from Midland. Any such equipment to be purchased by Acceptance will be paid for in cash at the closing of the transaction specified herein and will be delivered on the Closing Date (as defined below). Any equipment that Acceptance decides not to purchase will be removed by Midland on the Closing Date.

           1.06  Closing.

    After receipt of (i) approval of the acquisition by Blackhawk of Rochelle and Savings by all necessary regulatory authorities; and (ii) the expiration of all regulatory waiting periods, RSL and Blackhawk shall designate the date and time (the "Closing

Date") as of which the closing of the transaction (the "Closing") shall occur. Such Closing shall be simultaneous with the closing for the Merger. The parties intend that the effective date and time of Closing for both financial and tax reporting purposes shall be as of the close of business on the Closing Date.

   On the Closing Date, RSL shall deliver to Zannis the certificate(s) evidencing the 500 shares of Midland owned by RSL and Midland shall deliver to RSL the certificate(s) evidencing 1,000 shares (100%) of the issued and outstanding shares of Acceptance currently owned by Midland. In each such instance, the certificates shall be delivered together with any and all executed stock powers, executed in blank, necessary to transfer such shares to the appropriate entity or person.

           1.07  Board of Directors and Officers.

  On the Closing Date, all of the existing Directors and Officers of each of Midland and Acceptance shall submit their resignations except that Zannis shall not resign as a director or officer of Midland. The entities controlling Midland and Acceptance, respectively, will elect the Directors of such entities and the Directors of such entities shall appoint its officers subsequent to the Closing.

          1.08  Right of First Refusal on Subsequent Resale of Midland.

  Zannis and Midland hereby grant to Savings or any affiliate, a right of first refusal to purchase the stock or substantially all of the assets of Mid-land upon a proposed sale of the same or upon the proposed merger or consoli-dation or similar transaction involving Midland. Such right of first refusal shall remain in place for seven (7) years after the consummation of the Merger. Zannis shall forward to Savings a copy of any bona fide offer for the stock of Midland or its assets which Zannis or Midland desires to accept. Savings shall have thirty (30) days after receipt of a copy of such bona fide offer to agree to match the offer for the stock of Midland or its assets upon the same terms and conditions set forth in the bona fide offer. If Savings does not respond affirmatively within such thirty (30) day period, Zannis and Midland shall be free to sell the stock or assets of Midland, as the case may be, but only upon the same terms and conditions as set forth in the bona fide offer.

                    ARTICLE II

          REPRESENTATIONS AND WARRANTIES

   Zannis and Midland, jointly and severally, represent and warrant to RSL, Blackhawk, Rochelle and Savings as follows:

         2.01  Title to Acceptance Shares.

   All 1,000 of the shares of Acceptance, representing 100% of the issued and outstanding shares, are owned beneficially and of record by Midland and are free and clear of any liens, encumbrances, security agreements, equities, options, claims, charges and/or restrictions. Midland has the full power and authority to sell and transfer such shares to RSL and will deliver to RSL on the Closing Date good and marketable title to such shares, free and clear of any claim, lien, option, equity, charge or encumbrance other than those incurred by RSL.

         2.02  Organization.

   Acceptance is an Illinois corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Acceptance has the corporate power to carry on its business as it is now being conducted and to own and operate all of its properties and assets.

         2.03  Capitalization.

   The authorized capital stock of Acceptance consists of 100,000 shares of common stock, without par value, of which 1,000 shares are validly issued and outstanding, and fully paid and nonassessable. No shares of Acceptance are presently held by Acceptance as treasury stock. Acceptance does not have outstanding any subscriptions, warrants, rights, options, or other agreements or commitments obligating Acceptance to issue shares of its common stock.

           2.04  Approval of Transaction.

   The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the board of directors of Acceptance and Midland and is a valid and binding obligation of Acceptance.

           2.05  Litigation or Adverse Events.

   There is no suit, action, or legal or administrative proceeding pending, or to the knowledge of Zannis or any officer of Acceptance, threatened against Acceptance which, if adversely determined, would delay or prevent the transactions contemplated by this Agreement or would materially and adversely affect the financial condition or properties of Acceptance or the conduct of its business.

           2.06  Assets Unencumbered.

   Acceptance has good and marketable title, free and clear of any mortgage, pledge, lien, charge, or other encumbrance, to all of its property and other assets except as reflected in its financial statements, or permitted under this Agreement.

           2.07  Taxes.

   Acceptance has filed, or will file within the time prescribed by law, all requisite consolidated federal, separate state and local tax returns, and all other returns with respect to taxes which are required to be filed by it, and has paid all taxes as set forth on such returns or any other assessments received by it, or has made adequate provision for the payment thereof.

          2.08  Employment and Other Contracts.

  Acceptance has no written or oral contracts with any of its officers, directors, employees, or agents which cannot be terminated immediately upon Closing of the transaction. There are no other material contracts or agreements binding upon Acceptance except for agreements in regard to a loan from Today's Bank to Acceptance and inter company transactions Between Midland and Acceptance.

          2.09  No Employee Plans.

  Acceptance has not established any employee benefit plan for its directors, officers, or employees. Acceptance does currently provide health insurance for its officers and employees and a copy of such plan has been provided to RSL.


            2.10  Completeness of Disclosures.

  No representation or warranty of Zannis or Midland in this Agreement, or exhibits to this Agreement, and no statements, certificates, schedules, or exhibits furnished or to be furnished by or on behalf of Zannis or Midland pursuant to this Agreement contain or will contain any untrue statement of a material fact, or omit or will omit to state any material fact necessary in order to make the statements contained in this Agreement or those documents not misleading.


                    ARTICLE III

       REPRESENTATIONS AND WARRANTIES OF RSL

    RSL hereby represents and warrants to Zannis and Midland as follows:

            3.01  Title to Midland Shares.

    RSL owns beneficially and of record 500 of the shares of Midland, representing 50% of the issued and outstanding shares, and all such shares are free and clear of any liens, encumbrances, security agreements, equities, options, claims, charges and/or restrictions. RSL has the full power and auth-ority to sell and transfer such shares to Zannis and will deliver to Zannis on the Closing Date good and marketable title to such shares, free and clear of any claim, lien, option, equity, charge or encumbrance other than those incurred by Zannis or Midland.

           3.02  Approval of Transaction.

 The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the board of directors of RSL and Savings, as its sole shareholder, and is a valid and binding obligation of RSL .

            3.03  Completeness of Disclosures.

  No representation or warranty of RSL in this Agreement, or exhibits to this Agreement, and no statements, certificates, schedules, or exhibits furn-ished or to be furnished by or on behalf of RSL pursuant to this Agreement contain or will contain any untrue statement of a material fact, or omit or will omit to state any material fact necessary in order to make the statements contained in this Agreement or those documents not misleading.

                    ARTICLE IV

   SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND
                  INDEMNIFICATION

   The representations and warranties of the parties contained in or made pursuant to this Agreement shall be deemed to have been repeated and reaffirmed as of the Closing Date, and shall survive the Closing Date for a period of seven (7) years. The parities making such representation and warranties shall indemnify and hold harmless the parties to whom such representations were made against any and all damage, liability, or expense, including reasonable attorney's fees (collectively hereinafter the "Loss") resulting from any breach of the representations, warranties or covenants contained in this Agreement, if written notice of the discovery of such breach which results in the Loss is provided prior to the expiration of seven (7) years from the Closing Date.

    Each person or entity providing indemnity pursuant to the provisions of this Article IV and its or their successors and assigns (at times collectively referred to in this Article IV as "Indemnitors") shall be afforded timely notice within twenty (20) days of the day the party entitled to indemnification hereunder (at times collectively referred to herein as "Indemnitee") receives actual notice of any such claim of assessment. Upon receipt of such notice of claim of assessment, the Indemnitor shall have not more that seven (7) business days in which to elect, by notice in writing to the Indemnitee, to assume, direct and control the defense of any such claim or assessment, including the right to select counsel reasonably satisfactory to the Indemnitor, who will conduct the defense; provided, that the Indemnitee shall be entitled to take such action as shall be necessary to prevent any such claim or assessment from becoming a final judgment, lien, or charge prior to any such election by the Indemnitor, and any such action taken by the Indemnitee shall be at the sole expense of the Indemnitor. In the event the Indemnitor shall elect to assume such defense, then: (i) all decisions relating to such defense shall be made by the Indemnitor and; (ii) any costs incurred by the Indemnitee in joining in the defense of any such claim or pursuing any counterclaim shall be the responsi-bility of the Indemnitee; provided, however, that the Indemnitor shall not settle any such claim of assessment without the consent thereto of the In-demnitee, which consent shall not be unreasonably withheld. The Indemnitee shall cooperate in contesting matters which might result in claims for which the Indemnitor might become liable under this Agreement by promptly providing or making available, at the sole expense of the Indemnitor, all documents and personnel that may be reasonably necessary in contesting such matters.

                     ARTICLE V

          COVENANTS OF ZANNIS AND MIDLAND

  Zannis and Midland, jointly and severally, hereby covenant and agree with the other parties hereto as follows:

         5.01  Existence.

  Prior to the Closing Date, Midland will cause Acceptance to maintain its corporate existence and will not amend its Articles of Incorporation or Bylaws.

          5.02  Information For Applications and Statements.

  Zannis will furnish RSL, Rochelle, Savings and Blackhawk with all information concerning Zannis, Midland and Acceptance that may be required for inclusion in any regulatory application or statement with respect to the transactions contemplated by this Agreement or the Merger.

           5.03  Correspondent Agreement.

  Zannis and Midland agree to enter into the Correspondent Agreement in the form attached hereto as Exhibit A. Zannis and Midland acknowledge that the opportunity for Savings and/or one of its affiliate to purchase loans, particularly mortgage and construction loans, generated by Midland and Zannis is a significant inducement to Savings and Blackhawk and their respective affiliates agreeing to entered into this Agreement.

           5.04  Communications.

  Zannis and/or Midland shall, prior to the Closing Date, promptly advise RSL in writing of any material adverse change in the financial condition, business, or affairs of Acceptance.

           5.05  Operations Prior to Closing Date.

  (a) Negative Covenants. Zannis and Midland hereby covenant to and agree with the other parties hereto that, from the date of this Agreement to the Closing Date, neither the Zannis nor Midland, except with prior written consent of RSL, shall cause or allow Acceptance to:



       (1) Issue, sell, or commit to issue or sell, any shares of capital stock or other securities, or any other ownership interest in Acceptance.

       (2) Loan funds or accept or enter into any commitments for such loans, except in the ordinary course of business.

       (3) Cancel, without payment in full, any notes, loans or other obligations receivable from Zannis or any officer or director of Acceptance, or any member of their families, or from any corporation, partnership or other entity in which Zannis or any officer or director of Acceptance, or any member of their families, has any direct or indirect interest.

      (4) Grant or commit to grant any option, warrant, or other right to subscribe for or purchase or otherwise acquire any shares of capital stock or other securities, or any other ownership interest in Acceptance.

      (5) Enter into any employment, agency, or other contract or arrangement for the performance of personal service.

      (6) Except as may be otherwise specifically provided in this Agreement, sell, transfer, lease, mortgage, pledge, or otherwise dispose of or encumber any assets of Acceptance, except in the ordinary course of business; repurchase or enter into any agreement to repurchase all or any portion of any loan previously participated to any other financial institution where the loan is in default.

      (7) Make or agree to make any loan which would violate any state or federal law or regulation.

      (8) Allow Acceptance to incur any obligation or liability with respect to capital expenditures.

      (9) Pay or commit to pay any additional salary, bonus, fee or other incentive compensation to any officer, director, or employee.

      (10)  Make any change in the accounting methods for Acceptance.

      (b) Affirmative Covenants. Zannis and Midland hereby jointly and severally covenant and agree that, from the date of this Agreement to the Closing Date, they will:


      (1) Cause Acceptance to conduct its business in, and only in, the usual, regular, and ordinary course and in substantially the same manner as heretofore conducted in accordance with the terms and conditions of this Agreement, and, to the extent consistent with such conduct, use all reasonable efforts to preserve intact Acceptance's present business organization, keep available the services of Acceptance's present officers, directors, and employees, and preserve Acceptance's relationships with customers and others having business dealings with it, to the end that Acceptance's goodwill and going business will be unimpaired as of the Closing Date.
      (2) Cooperate with Blackhawk and Savings in the submission of applications to secure regulatory approvals.

      (3) Execute any and all documentation requested by RSL or an affiliate to allow for the continued use of the name "Midland Acceptance Corporation" by Acceptance after the Closing and to cooperate with Acceptance to avoid any confusion in the minds of the public as to any perceived affiliation between Acceptance and Midland.

      (4) Furnish RSL within three (3) business days of the end of each month with all internal reports and information, including financial information pertinent to the operation of Acceptance's business.


                   ARTICLE VI

     COVENANTS OF BLACKHAWK, ROCHELLE, SAVINGS AND RSL

       Blackhawk, Rochelle, Savings and RSL hereby severally covenant and agree with Midland and Zannis as follows:

            6.01  Correspondent Agreement.

      Savings shall enter into the Correspondent Agreement attached hereto as Exhibit A which provides Savings and/or any affiliate the right of first refusal to purchase loans, particularly mortgage and construction loans, generated by Midland and Zannis. The opportunity for either Savings or an affiliate to purchase such loans is a significant inducement to Savings and Blackhawk and their respective affiliates agreeing to enter into this Agreement. The agreement of Savings to enter into the Correspondent Agreement is likewise a significant inducement to Zannis and Midland agreeing to enter into this Agreement.

          6.02  Future Financing Status.

     Blackhawk agrees that it shall cause its wholly owned subsidiary, Blackhawk State Bank, to provide financing to Midland pursuant to the loan agreement, note, personal guarantee and security agreement, the form of all of which are attached hereto as Exhibit B. Such documents are intended to provide to Midland a warehousing line of credit in the amount of $1,850,000 which Midland will use to initiate construction and some mortgage loans.

     Such loans will be offered for sale to Savings or an affiliate pursuant to the Correspondent Agreement described in Section 6.01. Such warehousing line shall be granted under similar terms and conditions
     available to other borrowers of Blackhawk State Bank.   The interest rate
     for such loan shall be the "prime rate" plus 100 basis points. Such loan shall have a term of one year with the opportunity to renew such line if such loan is not in default and is in accordance with the loan policy of Blackhawk State Bank at the time for such renewal. Such loan shall be personally guaranteed by Zannis. In accordance with this type of loan, the loans made by Midland shall be used as collateral for the loan from Blackhawk State Bank to Midland.

     In addition, Blackhawk shall cause Blackhawk State Bank to make an additional loan to Midland in the form of an operating line of credit for $150,000 pursuant to the terms and conditions set forth in the loan agreement, note, personal guarantee and security agreement, all of which are attached hereto as Exhibit C. Such line shall be secured by collateral assignment of specific loans currently held by Midland and further described in such documents as well as the personal guaranty of Zannis.
     It is understood by Blackhawk that the proceeds of the operating line of credit loan may be used to pay a portion of the purchase price for Midland required under Section 1.02 hereof.

     In consideration for the loans agreed to hereunder, Midland agrees to move all of its operating checking and deposit accounts to Rochelle or an affiliate as directed by Rochelle.

            6.03  Payoff of Today's Bank Loan.

      In connection with the transaction, Acceptance will cause the guaranty of Midland and Zannis of the line of credit loan at Today's Bank, Freeport, Illinois to be released within three (3) business days of closing of the transaction. Such loan had a balance outstanding of $570,000 as of July 31, 1996.


                    ARTICLE VII

             CONDITIONS TO OBLIGATIONS

            7.01  Conditions to the Obligations of Zannis and Midland.

     The obligations of Zannis and Midland to consummate and effect the transaction contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

     (a) The representations and warranties of RSL contained in this Agreement shall be true in all material respects as of and at the Closing Date, and RSL, Rochelle, Savings and Blackhawk shall have performed all agreements and covenants required by this Agreement to be performed by them at or prior to the Closing Date.

     (b) Simultaneous with the delivery of the certificates representing the Acceptance common stock, RSL shall pay the purchase price as set forth in Section 1.03 hereof.

     (c) RSL shall have endorsed and delivered to Zannis the certificate(s) representing the 500 common shares of Midland owned by RSL and executed a stock power transferring such shares to Zannis in a form reasonably acceptable to Zannis.

             7.02 Conditions to the Obligations of RSL, Rochelle, Savings and Blackhawk.

          The obligations of RSL, Rochelle, Savings and Blackhawk to consummate and effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

       (a) The representations and warranties of Zannis and Midland contained in this Agreement shall be true in all material respects as of and at the Closing Date, and Zannis and Midland shall have performed all agreements and covenants required by this Agreement to be performed by them at or prior to the Closing Date.

      (b)  Zannis shall have paid to RSL the purchase price set forth in
     Section 1.02 hereof.

      (c) Midland shall have endorsed and delivered to RSL the certificates representing all of the common shares of Acceptance and executed a stock power transferring such shares to RSL in a form reasonably acceptable to RSL.

      (d) The Merger Agreement shall have been executed, delivered and, to the extent called for therein at the Closing Date, performed by the parties thereto.

      (e) Representatives of RSL shall have completed a comprehensive final purchase examination of Acceptance to determine compliance with the representations, warranties and covenants of Zannis and Midland contained in this Agreement. The examination performed pursuant to this Section shall not affect the right of RSL, Rochelle, Savings or Blackhawk to rely on the representations, warranties and covenants of the Zannis and Midland contained in this Agreement.

           7.03  Conditions to the Obligations of All Parties.

     The respective obligations of all of the parties under this Agreement are subject to the further conditions that Blackhawk, Rochelle and Savings shall have received approval of the transactions contemplated by this Agreement and the Merger Agreement from all necessary governmental or regulatory agencies and authorities, and such approvals and the transactions contemplated herein shall not have been contested by any federal or state authority or any third party.

                   ARTICLE VIII

           TERMINATION OF AGREEMENT AND
            ABANDONMENT OF TRANSACTION

     Anything herein to the contrary notwithstanding, this Agreement, and the transaction contemplated hereby, may be terminated at any time before the Closing Date as follows:

     (a) By mutual consent of Zannis, and the respective boards of directors of the other parties hereto;

     (b) By any of the parties hereto if the transaction contemplated by this Agreement would result in the violation of any law; and

     (c) By any of the parities hereto if the transactions contemplated herein have not been consummated on or before June 30, 1997, subject to extension of such date by the mutual consent of all the parties hereto.


                    ARTICLE IX

                   MISCELLANEOUS

          9.01  Waivers.

      Any of the terms or conditions of this Agreement may be waived at any time by any party hereto, by Zannis personally or by action of any corporate board of directors, if applicable, evidenced by a certificate signed by the a duly authorized person.

          9.02  Amendment.

     To the extent permitted by law, this Agreement may be amended (including amendments changing the Closing Date) or supplemented at any time by a writing executed by all the parties hereto.

           9.03  Entire Contract.

     This Agreement and the instruments referred to herein constitute the entire contract among the parties and supersede all other and prior understandings with respect to the subject matter hereof.

           9.04  Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same Agreement, and shall become binding on the parties hereto when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           9.05  Notices.

     All notices, demands, or communications which are permitted or required under this Agreement shall be made in writing, and shall be hand delivered or sent by United States certified mail, return receipt requested. All notices, demands, or communications directed to either Zannis or Midland shall be addressed as follows:

     George Zannis
     President
     Midland Financial Corporation
     3910 N. Mulford Road
     Rockford, Illinois 61114

      All notices, demands, or communications directed to RSL, Rochelle, Savings and Blackhawk shall be addressed as follows:


Richard K. Ohlinger                     Dennnis M. Conerton
President                               President & CEO
Rochelle Bancorp, Inc.        AND       Blackhawk Bancorp, Inc
422 Cherry Street                       400 Broad Street
Rochelle, Illinois  61068               Beloit, Wisconsin 53511

With copies to:
Thomas C. Blank, Esq.
Werner & Blank Co., L.P.A.
7205 West Central Ave.
Toledo, Ohio  43617

      9.06  Governing Law.

  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

      9.07  Headings.

  The descriptive headings of the several articles, sections, and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be signed individually or by their respective officers thereunto duly authorized, all effective as of the date first above-written.

/s/ George Zannis
George Zannis, Individually




[Attest]                                       Midland Financial Corporation


By: /s/ Richard Ohlinger                       By: /s/ George Zannis
Title: Secretary                               George Zannis, President



[Attest]                                       Blackhawk Bancorp, Inc.

By: /s/James P. Kelley                         By:  /s/ Dennis M. Conerton
Title:  Secretary                                   Dennis M. Conerton,
                                                    President & CEO

[Attest]                                  Rochelle Bancorp, Inc.

By: /s/ Edward Hickey                     By:  /s/ Richard K. Ohlinger
Title:  Secretary                              Richard K. Ohlinger,President



[Attest]                                  Rochelle Savings & Loan Association


By   /s/ Edward Hickey                    By: /s/ Richard K. Ohlinger
Title:  Secretary                            Richard K. Ohlinger, President






[Attest]                                   RSL, Inc.


By /s/ Edward Hickey                       By: /s/ Richard K. Ohlinger
Title: President                               Richard K. Ohlinger,
                                               President

                     EXHIBIT A

           LOAN CORRESPONDENT AGREEMENT



This Agreement is made and entered into as of------------, 1997 by and between Rochelle Savings and Loan Association, an Illinois charter savings and loan association with its principal place of business in Rochelle, Illinois, ("Rochelle") and Midland Financial Corporation, an Illinois corporation with its principal place of business in Rockford, Illinois ("Midland").

                      RECITALS

A. Midland engages in the business of originating and selling the mortgagee's interest in loans secured by mortgages on real property.

B. Midland desires to sell to Rochelle and Rochelle desires to purchase from Midland certain mortgage loans originated by Midland including the right to service such mortgage loans and to receive compensation payable with respect to such servicing.

C. Midland represents and warrants that it is a duly organized and validly existing entity and that it is in good standing under applicable laws and regulations of the United States and the State of Illinois.

D. Midland has the requisite corporate authority and capacity to enter into this Agreement. Midland's compliance with terms and conditions of this Agreement will not violate any provisions of Midland's Article of Incorporation or Bylaws, any instrument relating to the conduct of its business, or any other agreement to which it may be a party.

E.Midland and Rochelle desire to reduce to writing the terms of their agreement relating to Rochelle's purchase of certain mortgage and other loans originated by Midland.

                      AGREEMENT

In consideration of the mutual covenants and undertakings set forth in this Agreement and other good and valuable consideration, the sufficiency of which is acknowledged, Midland and Rochelle agree that the recitals set forth above are a part of this Agreement and further agree as follows:

  1. Notice of Loans to Purchase. From time to time, Rochelle will provide a list of the types of loans it will purchase, which will include interest rates, loan limits, loan-to-value ratios, points, and fees. Approvals to purchase will be issued to Midland in accordance with Rochelle's then current lending policy.

Such approvals will take the form of written commitments covering only the particular loan or loans submitted by Midland for approval. Midland is obligated to offer, but Rochelle is not obligated to purchase, all loans originated by Midland meeting the general terms and conditions set forth in the information described above. Upon request, Rochelle shall confirm to Midland, on a daily basis, the terms and conditions, including interest rate, pursuant to which it intends to purchase such loans. Rochelle shall respond to a request from Midland in regard to the purchase of a particular loan within 24 hours of receipt of a completed application. Rochelle shall have the right to match any terms and conditions of other financial institutions purchasing loans from Midland within 24 hours of written notice from Midland to a specific loan.

 2. Warranties. Midland warrants that any loan it submits to Rochelle for purchase will be in compliance and will remain in compliance with all applicable federal, state, and local statutes, ordinances, and regulations, including but not limited to the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Truth in Lending Act, the Fair Credit Reporting Act, and the Flood Disaster Protection Act, and with regulations issued pursuant thereto. Midland further warrants and represents that in the processing of any loan submitted to Rochelle for purchase it will comply with all federal, state, and local statutes, ordinances, and regulations, including those governing the issuance of written and oral disclosures to borrowers, lenders and other parties to the loan transaction. Rochelle will also comply with such federal, state, and local statutes, ordinances, and regulations.

 3. Sale to Secondary Market. Midland understands Rochelle intends to resell closed mortgage loans to investors in the secondary market. Midland warrants that in submitting applications to Rochelle, Midland and such applications are and will remain in full compliance with all pertinent requirements of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corp-oration or such other investor underwriting guidelines as Rochelle may identify.

 4. Repurchase of Loans. Midland agrees that upon request it will immediately repurchase from Rochelle any closed loan that is not in compliance with the above statutes, ordinances, and regulations (Section 2); requirements and warranties (Section 3). The repurchase price shall be equal to the greater of the unpaid principal balance of the loan, or the original purchase price of the loan including the accrued amount of any interest shortfall (negative amortization) due Rochelle, plus any accrued but unpaid interest due Rochelle on the date of repurchase, and minus the escrow balance held by Rochelle, as calculated by Rochelle on the date of repurchase. If Midland does not immediately comply with Rochelle's request, this agreement may, at the sole and absolute discretion of Rochelle, be canceled, and Rochelle, upon such cancellation, shall have no further obligation to Midland to purchase any other loans that have been submitted to, or approved by Rochelle; provided, however, that the cancellation of this Agreement shall in no way release or terminate Midland's obligation to repurchase noncomplying loans. Midland's obligation pursuant to this paragraph shall survive cancel-lation or termination of this Agreement. The right of Rochelle to terminate this Agreement shall in no way limit the right of Rochelle to take any other legal actions hereunder or provided at law for the breach of the agreement to repurchase such loans.

 5. Approval of Loans by Rochelle. Midland understands that Rochelle will approve or decline loan applications on all loans submitted to it pursuant to this Agreement in accordance with its then current underwriting policies and then current secondary market standards. Rochelle alone, in its sole discretion, shall make underwriting determinations.

 6. Consummation of Loans. Upon compliance with all of Rochelle's requirements and the issuances of Rochelle's commitment to purchase a loan, Midland shall proceed to close such loan in Midland's name. Provided all terms and conditions of Rochelle's commitment are honored, Midland shall make a concurrent or subsequent assignment of such loan to Rochelle for which Rochelle shall pay the sums called for in the commitment.

 7. Financial Information on Midland. Within ninety (90) days of the close of each fiscal year of Midland, Midland shall provide Rochelle a true and complete copy of its annual audited financial statements as prepared by its independent certified public accountants and such other statements and documents as may be requested by Rochelle to establish to Rochelle's satisfaction, the continued solvency and financial statility of Midland.

 8. Audit of Files and Records. During regular business hours, Midland shall permit Rochelle to audit its files and records pertaining to this Agreement. If called upon to do so, Midland will assist in any such audit.

 9. Independent Contractor. Midland is not an agent, partner or employee of Rochelle, but is instead an independent contractor. Neither Midland nor any of its employees has any authority, expressed or implied, to enter into commitments or other agreements on behalf of Rochelle, or to in any other way contractually bind or obligate Rochelle.

 10. Costs and Expenses. All costs, expenses and charges of any kind or nature relating to the offering of loans hereunder, the closing of any trans-action hereunder, the discharge of all obligations of Midland incurred under the terms of this Agreement, shall be borne by Midland.

 11. Power of Attorney. Midland hereby appoints Rochelle its attorney in fact for the purpose of placing its name on any document, including, but not limited to, any note, check, draft, assignment or otherwise, when deemed appropriate by Rochelle as to any transaction coming under this Agreement. Midland will deliver a Power of Attorney in reasonable form for Rochelle at its request.

 12. Rights and Remedies. All rights and remedies provided for Rochelle are cumulative and in addition to any rights or remedies which may be provided by law and no failure to exercise, or delay in the exercise of any right, privilege or option shall constitute a waiver by Rochelle of any such right, privilege or option, and that no change in or modification of the terms of this Agreement shall be valid unless in writing and executed by the parties hereto.

 13. Governing Law. The existence, validity, construction and operational effect of this Agreement shall be determined in accordance with the laws of the State of Illinois.

 14. Exclusivity. Nothing in this Agreement is intended to create an exclusive agreement between the parties nor intended to prohibit Rochelle or Midland from entering into other similar agreements with other buyer(s)/correspondent(s) of mortgage loans; provided, however, that Rochelle shall have a right of first refusal in regard to all mortgage and construction loans initiated by Midland as set forth in Section 1 above.

 15. Right of Setoff. At any time during the term of this Agreement and until all matters between the parties have been completely and finally resolved, in addition to any other rights it may have, Rochelle may, without notice to Midland, hold indefinitely, retain and setoff against any amounts owed Midland such sums in Rochelle's possession or control which are owed, or due Midland by Rochelle or any other third party.

 16. Term. This Agreement shall remain in effecty for a term of five (5) years from the date hereof and may be renewed in a writing signed by Rochelle and Midland subsequent to such initial term. This Agreement may be canceled before the expiration of the initial term only upon the written consent of both parties hereto.

 17. Notices. All notices, demands, or communications which are permitted or required under this Agreement shall be made in writing, and shall be hand delivered or sent by United States certified mail, return receipt requested.
All notices, demands, or communications directed to Midland or Rochelle shall be addressed as follows:

      George Zannis                               Richard K.Ohlinger
      President                                   President
      Midland Financial Corporation               Rochelle Savings and Loan
      Rockford, Illinois                          Association
                                                  422 Cherry Street
                                                  Rochelle, Illinois  61068

IN WITNESS WHEREOF, the parties hereto have caused this Correspondent Agreement to be signed by their respective officers thereunto duly authorized, all effective as of the date first above-written.


[Attest]                                     Midland Financial Corporation

By --------------------------------          By: --------------------------
Title:-----------------------------          George Zannis, President

[Attest]                                     Rochelle Savings & Loan Association


By:--------------------------------         By:-----------------------------
Title:-----------------------------         Richard K. Ohlinger, President

                      EXHIBIT B

      WAREHOUSING LINE OF CREDIT DOCUMENTATION

                      EXHIBIT C

       OPERATING LINE OF CREDIT DOCUMENTATION

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Blackhawk Bancorp, Inc.

Date:  April 25, 1997                       /s/ Dennis M. Conerton
                                            President & CEO